Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP FOUR TIMES SQUARE NEW YORK 10036-6522 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com August 22, 2012

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Revel AC, Inc.

500 Boardwalk

Atlantic City, New Jersey 08401

Re:	Revel AC, Inc. and the Guarantors
Listed on Schedules I & II hereto
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Revel AC, Inc., a Delaware corporation (the “Issuer”), the entity listed on Schedule I hereto (the “DE Guarantor”) and each of the entities listed on Schedule II hereto (the “NJ Guarantors” and, together with the DE Guarantor, the “Guarantors”) in connection with the public offering of up to $435,599,207 aggregate principal amount of the Issuer’s 12% Second Lien Notes due 2018 (the “Exchange Notes”). The Indenture, dated as of February 17, 2011, by and among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee,” and such indenture, the “Indenture”), provides for the guarantee of the Exchange Notes by the Guarantors (the “Guarantees”) to the extent set forth in the Indenture. The Exchange Notes are to be offered (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 12% Second Lien Notes due 2018 of the Issuer issued on February 17, 2011 and the guarantees thereof by the Guarantors (the “Original Notes”), as contemplated by the Registration Rights Agreement, dated as of February 17, 2011 (the “Registration Rights Agreement”), by and among the Issuer, the Guarantors and the purchasers of the Original Notes listed on Schedule II thereto.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Revel AC, Inc.

August 22, 2012

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 of the Issuer and the Guarantors relating to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture, including Article 11 thereof containing the Guarantee obligations of the Guarantors;

(c) an executed copy of the Registration Rights Agreement;

(d) the global certificates evidencing the Original Notes (the “Original Note Certificates”);

(e) the form of global certificates to be used to evidence the Exchange Notes included in the Indenture (the “Exchange Note Certificates”);

(f) an executed copy of a certificate for the Issuer and each of the Guarantors of Mary Helen Medina, Secretary of the Issuer and each of the Guarantors, dated the date hereof (the “Secretaries’ Certificate”);

(g) a copy of the Issuer’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of August 3, 2012, and certified pursuant to the Secretaries’ Certificate;

(h) a copy of the DE Guarantor’s Amended and Restated Certificate of Formation, certified by the Secretary of State of the State of Delaware as of August 3, 2012, and certified pursuant to the Secretaries’ Certificate;

(i) a copy of the Issuer’s Amended and Restated Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretaries’ Certificate;

(j) a copy of the DE Guarantor’s Second Amended and Restated Limited Liability Company Agreement, dated as of February 17, 2011, by the Issuer as sole member (the “LLC Agreement”), certified pursuant to the Secretaries’ Certificate;

(k) a copy of certain resolutions of the sole member of the Board of Directors of the Issuer, adopted on February 14, 2011, certified pursuant to the Secretaries’ Certificate;

(l) a copy of certain resolutions of the manager of the DE Guarantor, adopted on February 14, 2011, certified pursuant to the Secretaries’ Certificate; and

(m) the documents delivered at the closing of the issuance of the Original Notes.

Revel AC, Inc.

August 22, 2012

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuer, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”), (ii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iii) the laws of the State of New York (all of the foregoing being referred to as “Opined on Law”), or as to the effect of any such law (other than Opined on Law) on the opinions stated herein.

To the extent that the opinions expressed herein relate to matters governed by the laws of the State of New Jersey, we have relied, without independent verification or investigation of any kind, on the opinion of Cooper Levenson April Niedelman & Wagenheim, P.A., special counsel to each of NB Acquisition, LLC, a New Jersey limited liability company, Revel Atlantic City, LLC, a New Jersey limited liability company, and Revel Entertainment Group, LLC, a New Jersey limited liability company, dated the date hereof, which is being filed as Exhibit 5.2 to the Registration Statement (the “New Jersey Opinion”), and the opinions herein stated are subject to the assumptions and qualifications contained in the New Jersey Opinion.

The Indenture, the Registration Rights Agreement, the Original Note Certificates and the Exchange Note Certificates are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. The issuance of the Exchange Note Certificates has been duly authorized by all requisite corporate action on the part of the Issuer under the DGCL and, when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Note Certificates will constitute binding obligations of the Issuer under the laws of the State of New York.

Revel AC, Inc.

August 22, 2012

2. The Guarantee of the DE Guarantor has been duly authorized by all requisite limited liability company action on the part of the DE Guarantor under the DLLCA and, when the Exchange Note Certificates have been duly executed, authenticated, issued and delivered in exchange for the Original Note Certificates in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Guarantees will constitute binding obligations of the Guarantors under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein with respect to the Issuer and the Guarantors, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinions contained herein with respect to the Issuer and the Guarantors, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of Section 11.01 of the Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability of the Indenture or the Notes or the effect thereof on the opinions herein stated;

(e) we do not express any opinion with respect to the enforceability of the provisions contained in Section 11.02 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture and the Guarantees;

(f) we have assumed that the Trustee’s certificates of authentication of the Exchange Note Certificates will have been manually signed by one of the Trustee’s authorized officers and that the Exchange Note Certificates conform to the form thereof included in the Indenture and examined by us; and

(g) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein is rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality; provided that we do not express any opinion with respect to the enforceability of the choice of New York law and the choice of New York forum provisions contained in any

Revel AC, Inc.

August 22, 2012

Transaction Agreement to the extent that such provisions provide that (i) the laws of New Jersey are mandatory or (ii) with respect to the creation, attachment, perfection, priority, enforcement of and remedies relating to the security interest in any real property collateral, the governing law may be the laws of the jurisdictions where such collateral is located without regard to the conflict of law provisions thereof.

In addition, in rendering the foregoing opinions we have assumed that, except to the extent expressly stated in the opinions contained herein with respect to the Issuer and the Guarantors, neither the execution and delivery by the Issuer or the Guarantors of the Transaction Agreements to which the Issuer or the Guarantors, respectively, is a party nor the performance by the Issuer or the Guarantors of their respective obligations under the Transaction Agreements to which the Issuer or the Guarantors, respectively, is a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Issuer or any of the Guarantors or their respective property is subject, except that we do not make this assumption with respect to any lease, indenture, instrument or other agreement which has been identified to us by the Issuer as being material to it and which are listed as exhibits in Part II of the Registration Statement, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Issuer or any of the Guarantors or their respective property is subject, (iii) violates or will violate any law, rule or regulation to which the Issuer or any of the Guarantors or their respective property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

DE GUARANTOR

Revel AC, LLC, a Delaware limited liability company

SCHEDULE II

NJ GUARANTORS

NB Acquisition, LLC, a New Jersey limited liability company

Revel Atlantic City, LLC, a New Jersey limited liability company

Revel Entertainment Group, LLC, a New Jersey limited liability company